Exhibit 10.46(b)




                          [RJR NABISCO LETTERHEAD]



                                             December 21, 1995

Mr. James W. Johnston,
Chairman
R. J. Reynolds Tobacco Company
401 North Main Street
Winston-Salem, NC 27102

     Re:   1)  Amended and Restated Employment Agreement Effective as of
               September 1, 1993 by and among R.J. Reynolds Tobacco Company
               (the "Company"), R.J. Reynolds Tobacco International, Inc.
               ("International"), RJR Nabisco Holdings Corp. ("Holdings"),
               RJR Nabisco, Inc. ("RJR") (the foregoing corporations being jointly, severally and collectively referred to as "Nabisco") and James W. Johnston ("Executive")

           2) Letter Agreement dated July 26, 1995 between the above-captioned parties.

Dear Jim:

     Reference is made to the above captioned agreement dated September 1, 1993 ("Agreement") and the letter agreement dated July 26, 1995 (Letter Agreement"). In the Letter Agreement, Nabisco acknowledged to you (the "Executive") that certain actions it was taking at that time could constitute Good Reason for Executive to terminate his employment under the Agreement pursuant to Sections 6.1(d)(i), (vi) and (vii) thereof. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. Nabisco desires to extend the period described in the Letter Agreement in addition to other inducements to Executive not to terminate the Agreement prior to December 31, 1995, and therefore, Nabisco agrees as follows:

     Notwithstanding anything to the contrary contained in the Agreement and the Letter Agreement and without prejudice to Executive's other rights and options under the Agreement and the Letter Agreement, termination of Executive's employment under the Agreement and the Letter Agreement by Executive or Nabisco for any reason at any time prior to May 15, 1996 shall be treated for all purposes under the Agreement, and under any plan, entitlement, option, incentive or benefit, including, without limitation, under SERP or LTIP, as a termination by Executive of his employment under the Agreement for Good Reason. After
May 15, 1996 the reordering of responsibilities as described in the Letter Agreement dated July 26, 1995 shall not constitute "Good Reason" for Executive to terminate his employment under Sections 6.1(d)(i), (vi) and (vii) of the Agreement;

Mr. James W. Johnston
December 21, 1995
Page 2


provided, however, this waiver shall not be deemed a waiver of or an estoppel to his right to terminate for any other reason constituting Good Reason, including, without limitation, as a result of a change in Executive's responsibilities constituting Good Reason under the Agreement other than as described in the introductory paragraph of the Letter Agreement.

     Notwithstanding anything to the contrary contained in the Agreement and the Letter Agreement, in connection with the above referenced termination, for SERP benefit calculations, if a termination occurs on or before May 15, 1996 the amount of Average Final Compensation (as defined in the SERP) shall include, from the AIAP element of Average Final Compensation, actual performance for AIAP Plan year 1994 and target performance for both AIAP
Plan years 1995 and 1996.

     If the foregoing accurately reflects our agreement, please acknowledge same beneath the words "Accepted and Agreed to" at the foot hereof whereupon this will constitute a binding agreement between us amending the Agreement and the Letter Agreement as herein specifically set forth. In all other respects the Agreement and the Letter Agreement is hereby ratified and affirmed.

                                             R.J. Reynolds Tobacco Company


                                             By:
                                                ----------------------------
                                                  Assistant Secretary



                                             R.J. Reynolds Tobacco
                                                  International, Inc.


                                             By:
                                                -----------------------------
                                                  Assistant Secretary



                                             RJR Nabisco Holdings Corp.


                                             By:
                                                -----------------------------
                                                  Chief Executive Officer



                                             RJR Nabisco, Inc.


                                             By:
                                                -----------------------------
                                                  Chief Executive Officer



Accepted and Agreed to:

By: /s/ James W. Johnston
   --------------------------
    James W. Johnston